Exhibit 99.1

MoneyGram International Reports First Quarter 2013 Financial Results

10th consecutive quarter of double-digit money transfer transaction growth

DALLAS--(BUSINESS WIRE)--May 2, 2013--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, reported financial results for the first quarter, which ended March 31, 2013. Total revenue of $340.5 million increased 7 percent on both a reported and constant currency basis.

  Money transfer revenue increased 10 percent over the prior year on both a reported and constant currency basis.
  Money transfer transaction volume increased 11 percent over the prior year, led by:
    13 percent growth in U.S. outbound sends on the strength of U.S.-to-Mexico sends, which grew 23 percent
    13 percent growth in sends originated outside of the U.S.
    7 percent growth in U.S.-to-U.S. transactions.
  Global agent locations increased 17 percent over the prior year to 321,000.
  Self-service and new channel money transfer revenue grew 31 percent in the quarter, representing 6 percent of money transfer revenue.
  MoneyGram Online money transfer and bill payment transaction volume was up 50 percent and revenue increased 23 percent over the prior year.
  The Company reported EBITDA of $19.6 million, which was impacted by:
    $3.2 million of reorganization and restructuring costs
    $3.1 million of stock-based and contingent performance compensation
    $1.1 million of legal expenses related to certain ongoing matters.
  Adjusted EBITDA for the first quarter increased 6 percent to $72.3 million from $68.4 million in the prior year. In the quarter, adjusted EBITDA margin was 21.2 percent, down from 21.5 percent compared to the same period last year due to a decline in the Financial Paper Products business and lower investment revenue.
  The Company retired its 13.25% second lien Goldman Sachs notes and refinanced its credit facility during the quarter. As a result, the Company incurred a pre-tax debt extinguishment charge of $45.3 million, which resulted in a net loss of $12.6 million. The Company expects to realize annual cash interest savings of approximately $28 million as a result of the refinancing.
  Diluted loss per common share was $(0.18), including a negative $0.39 per share impact from the recent debt refinancing, a negative $0.03 per share impact from reorganization and restructuring costs, and a negative $0.03 per share impact from stock-based and contingent performance compensation.

"We are proud to have achieved our tenth consecutive quarter of double-digit money transfer transaction growth and eighth consecutive quarter of double-digit money transfer constant currency revenue growth. The completion of our debt refinancing in the quarter was a true milestone strengthening our balance sheet and significantly improving our free cash flow,” said Pamela H. Patsley, chairman and chief executive officer. “Our value proposition to both consumers and agents combined with our growing brand recognition and expanding network enabled us to again increase our market share. The year is off to a strong start and we are well positioned in the growing global remittance industry.”

Balance Sheet and Free Cash Flow Items

MoneyGram ended the quarter with assets in excess of payment service obligations of $219.7 million, and outstanding debt principal of $850.0 million. Interest expense was $17.4 million in the quarter, down $0.5 million from the prior year as a result of refinancing activities. The Company reported an income tax benefit of $5.8 million, due to the recent debt refinancing, with approximately $0.1 million in cash tax expenses. Free cash flow for the quarter was $32.8 million, up 16 percent from $28.3 million in the prior year quarter due to revenue growth, lower interest payments and lower capital expenditures partially offset by higher agent signing bonuses.

Market Developments

  Expanded an agreement with Northgate Gonzalez Markets, a 36-location supermarket that serves the Hispanic community in southern California, displacing a niche brand with MoneyGram.
  Signed a strategic partnership with Ukash, a UK-based e-payments company formed in 2001, enabling customers to initiate MoneyGram money transfers from their websites. Today, Ukash operates across more than 55 countries.
  Renewed and expanded the Company's relationship with India Post, the largest postal network in the world.
  Signed Correos Chile, MoneyGram's first post office in the Latin America region.
  Added money transfer and bill payment services and extended the long-term relationship with Circle K, the nation's second-largest convenience store chain with 2,900 company-owned stores.
  Launched mobile and ATM money transfer services with First National Bank (FNB), one of the largest banks in South Africa, giving FNB account holders the convenient option of sending and receiving money transfers through their mobile devices and the bank's vast ATM network.
  Network expansion activities during the quarter:
    Continued to expand network locations in the Dominican Republic with the signing of Banco Leon, increasing MoneyGram's network to over 850 locations in the country.
    Activated nearly 6,000 locations with Payment Center, further expanding into the Russian retail sector.
    Entered into an agreement with ITG, a well-established exchange company in Kuwait.
    Signed Autotrans Andesmar, one of the leading bus companies in Argentina with 120 locations.
    Activated approximately 1,100 locations in the Indian Subcontinent with Supreme Securities and UAE Exchange.
    Opened the first MoneyGram-owned store in Sweden.
    Expanded the Company's relationship with SM Supermalls in the Philippines by adding send capabilities to the receive services previously provided.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment was $320.4 million, up 8 percent from $296.1 million in the first quarter of 2012. The segment reported operating income of $41.4 million and operating margin of 12.9 percent. Adjusted operating margin was 14.5 percent in the quarter, up from 14.1 percent in the prior year as a result of increased revenue growth and tight expense management.

During the quarter, money transfer transaction volume increased 11 percent, continuing the Company’s double-digit growth trend. Money Transfer revenue increased to $294.4 million, compared with $268.5 million in the first quarter of 2012, an increase of 10 percent on a reported and constant currency basis.

Money transfer transactions originating outside of the U.S. increased a robust 13 percent over the prior year. U.S.-to-U.S. money transfer transaction volume increased 7 percent over the prior year, and U.S. Outbound transaction volume growth was 13 percent for the quarter led by U.S.-to-Mexico growth of 23 percent.

Bill payment transaction volume decreased 3 percent, while revenue decreased 6 percent to $26.0 million from the first quarter of 2012.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment decreased 8 percent to $19.9 million in the quarter, down from $21.7 million in the prior year quarter. Operating income was $6.9 million, down from $9.0 million in the first quarter of 2012. Operating margin was 34.7 percent. Adjusted operating margin was 37.7 percent in the quarter, down from 45.6 percent in the same period last year.

Outlook

For fiscal year 2013, management continues to estimate constant currency revenue growth of 6 percent to 9 percent and constant currency adjusted EBITDA growth of 3 percent to 6 percent.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA Margin and Free Cash Flow (Adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses), and constant currency measures. In addition, we also present Adjusted Operating Income and Adjusted Operating Margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company's debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and constant currency figures are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Operations
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations
Table Seven – Constant Currency Measures

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its first quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-800-949-2163 (U.S.) and +1-719-325-2360 (International). The participant code is 4464141. Slides are available on MoneyGram’s website at moneygram.com. A replay of the conference call will be available at noon ET on May 2, 2013, through 11:59 p.m. ET on May 9, 2013. The replay of the call is available at 1-877-870-5176 (U.S.) or +1-858-384-5517 (International). The replay participant code is 4464141.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 321,000 global money transfer agent locations in 198 countries and territories. For more information, visit the Company's website at moneygram.com.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would” and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in transaction volume from these relationships; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the European debt crisis; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the United States and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and the risks and uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram's public reports filed with the SEC, including MoneyGram's Form 10-K for the year ended December 31, 2012.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		2013 vs
(Amounts in millions, except per share data)	2013	2012	2012

REVENUE
Fee and other revenue	$337.7	$314.9	$22.8
Investment revenue	2.8	3.2	(0.4)
Total revenue	340.5	318.1	22.4
OPERATING EXPENSES
Fee and other commissions expense	154.3	141.9	12.4
Investment commissions expense	0.1	0.1	—
Total commissions expense	154.4	142.0	12.4
Compensation and benefits	65.5	59.1	6.4
Transaction and operations support	51.5	58.2	(6.7)
Occupancy, equipment and supplies	13.0	12.2	0.8
Depreciation and amortization	11.8	10.7	1.1
Total operating expenses	296.2	282.2	14.0
OPERATING INCOME	44.3	35.9	8.4
OTHER EXPENSE
Interest expense	17.4	17.9	(0.5)
Debt extinguishment costs	45.3	—	45.3
Total other expense	62.7	17.9	44.8
(Loss) income before income taxes	(18.4)	18.0	(36.4)
Income tax (benefit) expense	(5.8)	7.7	(13.5)
NET (LOSS) INCOME	$(12.6)	$10.3	$(22.9)

(Loss) earnings per common share:
Basic	$(0.18)	$0.14	$(0.32)
Diluted	$(0.18)	$0.14	$(0.32)

Shares used in computing (loss) earnings per share:
Basic (1)	71.5	71.5	—
Diluted (1)	71.5	71.6	(0.1)

(1) Includes common stock equivalents of 13.7 million for the three months ended March 31, 2013. The following weighted-average potential common shares are excluded from diluted (loss) earnings per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	4.6	4.8
Shares related to restricted stock and restricted stock units	0.8	0.3

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2013 vs
(Amounts in millions)	2013	2012	2012

Money transfer revenue:
Fee and other revenue	$294.3	$268.3	$26.0
Investment revenue	0.1	0.2	(0.1)
Bill payment revenue:
Fee and other revenue	26.0	27.6	(1.6)
Investment revenue	—	—	—
Total revenue	320.4	296.1	24.3

Commissions expense	153.9	141.5	12.4

Operating income	$41.4	$33.3	$8.1

Operating margin	12.9%	11.2%

Financial Paper Products
	Three Months Ended March 31,		2013 vs
(Amounts in millions)	2013	2012	2012

Money order revenue:
Fee and other revenue	$13.2	$14.4	$(1.2)
Investment revenue	0.5	0.5	—
Official check revenue:
Fee and other revenue	4.1	4.7	(0.6)
Investment revenue	2.1	2.1	—
Total revenue	19.9	21.7	(1.8)

Commissions expense	0.5	0.5	—

Operating income	$6.9	$9.0	$(2.1)

Operating margin	34.7%	41.5%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2013 vs
(Amounts in millions)	2013	2012	2012

Revenue (as reported)	$320.4	$296.1	$24.3

Adjusted operating income	$46.6	$41.8	$4.8

Reorganization and restructuring costs	(3.0)	(5.3)	2.3
Stock-based compensation expense	(2.2)	(3.2)	1.0
Total adjustments	(5.2)	(8.5)	3.3

Operating income (as reported)	$41.4	$33.3	$8.1

Adjusted operating margin	14.5%	14.1%
Total adjustments	(1.6)%	(2.9)%
Operating margin (as reported)	12.9%	11.2%

Financial Paper Products
	Three Months Ended March 31,		2013 vs
(Amounts in millions)	2013	2012	2012

Revenue (as reported)	$19.9	$21.7	$(1.8)

Adjusted operating income	$7.5	$9.9	$(2.4)

Reorganization and restructuring costs	(0.3)	(0.5)	0.2
Stock-based compensation expense	(0.3)	(0.4)	0.1
Total adjustments	(0.6)	(0.9)	0.3

Operating income (as reported)	$6.9	$9.0	$(2.1)

Adjusted operating margin	37.7%	45.6%
Total adjustments	(3.0)%	(4.1)%
Operating margin (as reported)	34.7%	41.5%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND FREE CASH FLOW
(Unaudited)

	Three Months Ended March 31,		2013 vs
(Amounts in millions)	2013	2012	2012

(Loss) income before income taxes	$(18.4)	$18.0	$(36.4)
Interest expense	17.4	17.9	(0.5)
Depreciation and amortization	11.8	10.7	1.1
Amortization of agent signing bonuses	8.8	8.4	0.4
EBITDA	19.6	55.0	(35.4)

Significant items impacting EBITDA:
Severance and related costs (1)	—	0.5	(0.5)
Reorganization and restructuring costs	3.2	5.8	(2.6)
Debt extinguishment (2)	45.3	—	45.3
Stock-based and contingent performance compensation (3)	3.1	3.5	(0.4)
Legal expenses (4)	1.1	3.6	(2.5)
Adjusted EBITDA	$72.3	$68.4	$3.9

Adjusted EBITDA margin (5)	21.2%	21.5%	(0.3)%

Foreign currency impact	—
Adjusted EBITDA, constant currency adjusted	$72.3
Prior year Adjusted EBITDA, as reported	$68.4
Adjusted EBITDA growth, as reported	6%
Adjusted EBITDA growth, constant currency adjusted	6%

Adjusted EBITDA	$72.3	$68.4	$3.9

Cash interest expense	(15.6)	(16.5)	0.9
Cash tax expense	(0.1)	(0.1)	—
Cash payments for capital expenditures	(15.2)	(18.6)	3.4
Cash payments for agent signing bonuses	(8.6)	(4.9)	(3.7)

Free Cash Flow	$32.8	$28.3	$4.5

(1) Severance and related costs from executive terminations.
(2) Debt extinguishment costs upon the termination of the 2011 Credit Agreement and second lien notes in connection with the 2013 Credit Agreement.
(3) Stock-based compensation and one-time contingent performance awards payable after three years based on achievement of revenue growth targets.

(4) Legal expenses are primarily in connection with the settlement related to the U.S. Attorney's Office for the Middle District of Pennsylvania investigation, the IRS tax litigation and the shareholder derivative litigation, and legal fees and expenses related to these matters.

(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except per share data)	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$—	$—
Cash and cash equivalents (substantially restricted)	2,430.2	2,683.2
Receivables, net (substantially restricted)	1,170.4	1,206.5
Short-term investments (substantially restricted)	501.9	450.1
Available-for-sale investments (substantially restricted)	56.2	63.5
Property and equipment, net	127.4	127.9
Goodwill	428.7	428.7
Other assets	177.2	190.7
Total assets	$4,892.0	$5,150.6

LIABILITIES
Payment service obligations	$3,939.0	$4,175.4
Debt	849.2	809.9
Pension and other postretirement benefits	126.1	126.8
Accounts payable and other liabilities	149.4	199.9
Total liabilities	5,063.7	5,312.0

STOCKHOLDERS’ DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 109,239 issued at March 31, 2013 and December 31, 2012, respectively	281.9	281.9
Common Stock, $0.01 par value, 162,500,000 shares authorized, 62,263,963 shares issued at March 31, 2013 and December 31, 2012, respectively	0.6	0.6
Additional paid-in capital	1,003.7	1,001.0
Retained loss	(1,278.5)	(1,265.9)
Accumulated other comprehensive loss	(52.7)	(52.3)
Treasury stock: 4,407,038 shares at March 31, 2013 and December 31, 2012, respectively	(126.7)	(126.7)
Total stockholders’ deficit	(171.7)	(161.4)
Total liabilities and stockholders’ deficit	$4,892.0	$5,150.6

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in millions)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Cash and cash equivalents	$2,430.2	$2,683.2	$2,539.8	$2,548.3
Receivables, net	1,170.4	1,206.5	1,330.0	1,266.9
Short-term investments	501.9	450.1	524.4	524.1
Available-for-sale investments	56.2	63.5	79.9	85.3
	4,158.7	4,403.3	4,474.1	4,424.6
Payment service obligations	(3,939.0)	(4,175.4)	(4,208.0)	(4,156.0)
Assets in excess of payment service obligations	$219.7	$227.9	$266.1	$268.6

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONSTANT CURRENCY MEASURES
(Unaudited)

Three Months Ended March 31,
(Amounts in millions)	2013

Total revenue, as reported (GAAP)	$340.5
Foreign currency impact	(0.1)
Total revenue, constant currency adjusted	$340.4
Prior period total revenue, as reported (GAAP)	$318.1
Total revenue growth, as reported (GAAP)	7%
Total revenue growth, constant currency adjusted	7%

Three Months Ended March 31,
(Amounts in millions)	2013

Money transfer revenue, as reported (GAAP)	$294.4
Foreign currency impact	(0.1)
Money transfer revenue, constant currency adjusted	$294.3
Prior period money transfer revenue, as reported (GAAP)	$268.5
Money transfer revenue growth, as reported (GAAP)	10%
Money transfer revenue change, constant currency adjusted	10%

CONTACT:
MoneyGram International, Inc.
Media:
Patty Sullivan, 214-303-9923
media@moneygram.com
or
Investors:
Eric Dutcher, 214-999-7508
edutcher@moneygram.com